EXHIBIT 21.1

SUPERIOR ENERGY SERVICES, INC.

List of Subsidiaries

Pursuant to Item 601(b)(21)(ii) of Regulation S-K, the names of other subsidiaries of Superior Energy Services, Inc. are omitted because, considered in the aggregate, they would not constitute a significant subsidiary as of the end of the year covered by this report.

SUBSIDIARY NAME	STATE OF JURISDICTION OF INCORPORATION OR ORGANIZATION
1105 Peters Road, L.L.C.	Louisiana
A&W Water Service, Inc.	Colorado
AWS, Inc.	Delaware
Balance Point Group, B.V.	Netherlands
BTI Services, Inc.	Texas
CES Mid-Continent Hamm, LLC	Delaware
Concentric Pipe and Tool Rentals, L.L.C.	Louisiana
CSI Technologies, L.L.C.	Texas
H.B. Rentals, L.C.	Louisiana
Hallin Marine Subsea International Limited	Singapore
Hamm & Phillips Service Company, Inc.	Delaware
Hamm Management Co.	Delaware
Hyland Enterprises, Inc.	Wyoming
Integrated Production Services, Inc.	Delaware
International Snubbing Services, L.L.C.	Louisiana
IPS Optimization Inc.	Canada
Leed Tool Corporation	Colorado
Monument Well Service Co.	Delaware
Northern Plains Trucking, LLC	Colorado
Oil Tool Rentals Co.	Delaware
Pumpco Energy Services, Inc.	Delaware
Rising Star Services, LP	Texas
Roustabout Specialties, Inc.	Colorado
Servicios Petrotec, S.A. de C.V.	Mexico
SES Group Cooperatief UA	Netherlands
SESI, L.L.C.	Delaware
Shale Tank Truck, LLC	Texas
SPN Fairway Acquisition, Inc.	Delaware
Stabil Drill Specialties, L.L.C.	Louisiana
Stride Well Service Company, Inc.	Delaware
Sub-Surface Tools, L.L.C.	Louisiana
Superior Energy International, C.V.	Netherlands
Superior Energy Services (UK) Limited	United Kingdom
Superior Energy Services Cayman, Limited	Cayman Islands
Superior Energy Services do Brasil	Brazil
Superior Energy Services Gibraltar Ltd	Girbraltar
Superior Energy Services, L.L.C.	Louisiana
Superior-Wild Well Energy Services Limited	United Kingdom
Texas CES, Inc.	Texas
Warrior Energy Services Corporation	Delaware
Wild Well Control, Inc.	Texas
Workstrings International Limited	Scotland
Workstrings International, L.L.C.	Louisiana